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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-00000) and related Prospectus of Dave & Buster's, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 21, 1997 with respect to the consolidated financial statements of Dave & Buster's Inc. included in its Annual Report (Form 10-K) for the year ended February 2, 1997 filed with the Securities and Exchange Commission.



September 9,1997                                /s/ ERNST & YOUNG LLP
Dallas, Texas